Exhibit 107

Calculation of Fling Fee Tables

Form S-3

(Form Type)

Kennedy Wilson Holdings, Inc.*

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid:	Equity	Common Stock, $0.0001 par value per share, of Kennedy-Wilson Holdings, Inc.(1)	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)

Fees to Be Paid:	Equity	Preferred Stock, $0.0001 par value per share, of Kennedy-Wilson Holdings, Inc.(4)	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)

Fees to Be Paid:	Other	Warrants	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)

Fees to Be Paid:	Debt	Debt Securities of Kennedy-Wilson Holdings, Inc.	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)

Fees to Be Paid:	Debt	Debt Securities of Kennedy-Wilson, Inc.	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)

Fees to Be Paid:	Debt	Guarantees of Debt Securities of Kennedy-Wilson Holdings, Inc. and Kennedy-Wilson, Inc.(5)	Rule 456(b) Rule 457(r)	(2)	(2)	(2)	(3)	(3)

	Total Offering Amounts:							(2)

	Net Fee Due:							(3)

(1)

Includes shares of common stock of Kennedy-Wilson Holdings, Inc., if any, issuable upon conversion, exchange, exercise or settlement of the preferred stock, debt securities or warrants whose offer and sale are registered by the registration statement to which this exhibit is attached.

(2)

The offer and sale of an unspecified number of the securities of each identified class are being registered for possible issuance, including upon exercise, conversion, exchange or settlement of other securities or as part of units.

(3)	The payment of all applicable registration fees is being deferred pursuant to Rules 456(b) and 457(r).
(4)

Includes shares of preferred stock of Kennedy-Wilson Holdings, Inc., if any, issuable upon conversion, exchange, exercise or settlement of any other class or series of preferred stock, or of any debt securities or warrants, whose offer and sale are registered by the registration statement to which this exhibit is attached.

(5)

Consists of (i) full and unconditional guarantees of debt securities of Kennedy-Wilson Holdings, Inc. by any one or more of Kennedy-Wilson, Inc. and/or the registrants listed under the caption “Table of Additional Registrants” in the registration statement to which this exhibit is attached; and (ii) full and unconditional guarantees of debt securities of Kennedy-Wilson, Inc. by Kennedy-Wilson Holdings, Inc. and by any one or more of the registrants listed under the caption “Table of Additional Registrants” in the registration statement to which this exhibit is attached.

*	Additional registrants are listed under the caption “Table of Additional Registrants” in the registration statement to which this exhibit is attached